News Release

For Further Information

Media Relations:

Bob Schneider, 816.932.4835, (cell) 816-665-3669, bschneider@hrblock.com

Investor Relations:

Mark Barnett, 816.701.4443, marbarnett@hrblock.com

H&R BLOCK DISCLOSES SEC INVESTIGATION

FOR IMMEDIATE RELEASE, DECEMBER 12, 2003

        KANSAS CITY, Mo. — H&R Block, Inc. (HRB) announced that, on December 11, 2003, its outside counsel was informed by the United States Securities & Exchange Commission enforcement staff that the Commission has issued a Formal Order of Investigation concerning the Company’s disclosures, in and before November 2002, about refund anticipation loan litigation to which the Company was and is a party. The Company intends to cooperate fully with the Commission’s investigation.

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        Except for historical information contained herein, the matters set forth in this press release are forward-looking statements based upon current information and expectations. Such statements speak only as of the date on which they are made, are not guarantees of future performance, and involve certain risks, uncertainties and assumptions that could cause actual results to differ materially from what is expressed, implied or forecast in such forward-looking statements. Such differences could be caused by a number of factors, including, but not limited to risks described from time to time in reports and registration statements filed by H&R Block Inc. and its subsidiaries with the Securities and Exchange Commission. Readers should take these factors into account in evaluating such forward-looking statements.

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